Exhibit 10.4

COLLATERAL AGENT AGREEMENT

COLLATERAL AGENT AGREEMENT (this "Agreement") dated as of March 8, 2010 among [Placement Agent] (the "Collateral Agent"), and the parties identified on Schedule A hereto (each, individually, a "Lender" and collectively, the "Lenders"), who hold or will acquire convertible promissory notes issued or to be issued by AeroGrow International, Inc., a Nevada corporation (“AeroGrow”) at or about the date of this Agreement as described in the Security Agreement referred to in Section 1(a) below (collectively herein the “Notes").

WHEREAS, the Lenders have made, are making and will be making loans to AeroGrow to be secured by certain collateral; and

                WHEREAS, it is desirable to provide for the orderly administration of such collateral by requiring each Lender to appoint the Collateral Agent, and the Collateral Agent has agreed to accept such appointment and to receive, hold and deliver such collateral, all upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS, it is desirable to allocate the enforcement of certain rights of the Lenders under the Notes for the orderly administration thereof.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

1.           Collateral.

(a)           Contemporaneously with the execution and delivery of this Agreement by the Collateral Agent and the Lenders, (i) the Collateral Agent has or will have entered into a Security Agreement among the Collateral Agent and AeroGrow, as Debtor ("Security Agreement"), regarding the grant of a security interest in assets owned by Debtors (such assets are referred to herein and in the Security Agreement as the "Collateral") to the Collateral Agent, for the benefit of the Lenders, (ii) AeroGrow is issuing the Notes to the Lenders pursuant to a “Subscription Agreement” dated at or about the date of this Agreement.   Collectively, the Security Agreement, the Notes and Subscription Agreement and other agreements referred to therein are referred to herein as "Borrower Documents".

(b)           The Collateral Agent hereby acknowledges that any Collateral held by the Collateral Agent is held for the benefit of the Lenders in accordance with this Agreement and the Borrower Documents.  No reference to the Borrower Documents or any other instrument or document shall be deemed to incorporate any term or provision thereof into this Agreement unless expressly so provided.

                                (c)           The Collateral Agent is to distribute in accordance with the Borrower Documents any proceeds received from the Collateral which are distributable to the Lenders in proportion to their respective interests in the Obligations as defined in the Security Agreement.

2.           Appointment of the Collateral Agent.

The Lenders hereby appoint the Collateral Agent (and the Collateral Agent hereby accepts such appointment) to take any action including, without limitation, the registration of any Collateral in the name of the Collateral Agent or its nominees prior to or during the continuance of an Event of Default (as defined in the Borrower Documents), the exercise of voting rights upon the occurrence and during the continuance of an Event of Default, the application of any cash collateral received by the Collateral Agent to the payment of the Obligations, the making of any demand under the Borrower Documents, the exercise of any remedies given to the Collateral Agent pursuant to the Borrower Documents and the exercise of any authority pursuant to the appointment of the Collateral Agent as an attorney-in-fact pursuant to the Security Agreement that the Collateral Agent deems necessary or proper for the administration of the Collateral pursuant to the Security Agreements.  Upon disposition of the Collateral in accordance with the Borrower Documents, the Collateral Agent shall promptly distribute any cash or Collateral in accordance with Section 5 of the Security Agreement.  Lenders must notify Collateral Agent in writing of the issuance of Notes to Lenders by Debtor.  The Collateral Agent will not be required to act hereunder in connection with Notes the issuance of which was not disclosed in writing to the Collateral Agent nor will the Collateral Agent be required to act on behalf of any assignee of Notes without the written consent of Collateral Agent.

3.           Action by the Majority in Interest.

(a)           Certain Actions.  Each of the Lenders covenants and agrees that only a Majority in Interest shall have the right, but not the obligation, to undertake the following actions (it being expressly understood that less than a Majority in Interest hereby expressly waive the following rights that they may otherwise have under the Borrower Documents):

(i)           Acceleration.  If an Event of Default occurs, after the applicable cure period, if any, a Majority in Interest may, on behalf of all the Lenders, instruct the Collateral Agent to provide to Debtors notice to cure such default and/or declare the unpaid principal amount of the Notes to be due and payable, together with any and all accrued interest thereon and all costs payable pursuant to such Notes;

(ii)           Enforcement.  Upon the occurrence of any Event of Default after the applicable cure period, if any, a Majority in Interest may instruct the Collateral Agent to proceed to protect, exercise and enforce, on behalf of all the Lenders, their rights and remedies under the Borrower Documents against Debtors, and such other rights and remedies as are provided by law or equity;

(iii)           Waiver of Past Defaults.  A Majority in Interest may instruct the Collateral Agent to waive any Event of Default by written notice to Debtors, and the other Lenders; and

(iv)           Amendment.  A Majority in Interest may instruct the Collateral Agent to waive, amend, supplement or modify any term, condition or other provision in the Notes or Borrower Documents in accordance with the terms of the Notes or Borrower Documents so long as such waiver, amendment, supplement or modification is made with respect to all of the Notes and with the same force and effect with respect to each of the Lenders.

(b)           Permitted Subordination.  A Majority in Interest may instruct the Collateral Agent to agree to subordinate any lien, security interest or other rights with respect to the Collateral, Borrower and the Notes to any claim, debt or obligation of Debtor to any third party and may enter into any agreement with Debtors and such third parties to evidence such subordination; provided, however, that subsequent to any such subordination, each Note shall remain pari passu with the other Notes held by the Lenders.  Without limiting the generality of the foregoing, the Collateral Agent is hereby authorized to subordinate the security interests of the Lenders in the Collateral and the rights of Lenders to receive payment under the Notes to the rights of FCC, LLC, d/b/a First Capital (and any replacement working capital lender of Borrower), and to execute, deliver and perform such subordination and intercreditor agreements as Collateral Agent may deem appropriate, and to amend, restate or otherwise modify such subordination and intercreditor agreements as Collateral Agent may deem appropriate from time to time.

(c)           Further Actions.  A Majority in Interest may instruct the Collateral Agent to take any action that it may take under this Agreement by instructing the Collateral Agent in writing to take such action on behalf of all the Lenders.

(d)           Majority in Interest.  For so long as any obligations remain outstanding on the Notes, Majority in Interest for the purposes of this Agreement and the Security Agreement shall mean Lenders who hold more than fifty percent (50%) of the outstanding principal amount of the Notes.

4.           Pari Passu Status in Notes and Collateral.

a.           Each of the Lenders hereby acknowledges and agrees that none of the Lenders, individually or collectively, shall have priority with respect to any payments of principal or interest in respect of the Lenders’ Notes  or with respect to the Collateral securing the same, where applicable. Rather, each of the Lenders hereby acknowledges and agrees that its and their respective rights and priority are pari passu with the rights and priority of each and all of the Lenders. In addition, and without limitation of the generality of the foregoing, each Lender hereby confirms, agrees and stipulates that regardless of the relative times at which indebtedness of the Company was incurred to the holders of Lenders’ Notes, and irrespective of the dates of attachment or perfection thereof or the order of filing of any financing statements or other documents evidencing a Collateral interest, and regardless of anything to the contrary contained in any documents executed in connection with the Lenders’ Notes, any and all security interests or liens granted by the Company to the Lenders, shall in all respects be held by them on a pari passu basis.

b.           In the event of (i) an Event of Default, (ii) any insolvency, bankruptcy, receivership, liquidation, reorganization, assignment for the benefit of creditors or other similar proceeding relating to the Company, whether voluntary or involuntary, (iii) any proceeding for the voluntary liquidation, dissolution or other winding-up of the Company, whether involving insolvency or bankruptcy proceedings or not, or (iv) any attachment of, foreclosure on, or other judicial action with respect to all or any portion of the Collateral, or any transfer of such Collateral in  lieu of any such judicial action, then, and in any such event, any payment or other distribution of any character, whether in cash, securities or other property out of or in respect of the assets of the Company or any proceeds thereof constituting Collateral hereunder, shall be shared by the Lenders on a pari passu basis with the amount thereto to which Lenders are entitled to be determined based on the proportion which the then outstanding Lenders’ Indebtedness bears to the Aggregate Indebtedness; provided, however, that the Lenders, individually or collectively, shall not take any action without prior written notice having been furnished to all Lenders.

c.           If the Lenders, individually or collectively, shall at any time have received any payment, distribution or additional security from any of the assets of the Company constituting Collateral hereunder, whether arising out of or as a result of any event described in Section 13(b) above or otherwise, the receiving party thereof shall promptly provide the Company or any court-appointed trustee or agent with respect to the Collateral with a detailed accounting thereof, and shall promptly take all action necessary to implement the pro-rata sharing contemplated by Section 13(b) above.  Any such payment, distribution or security so received shall be deemed to be held in trust by the receiving party thereof for the benefit of all the Lenders.

d.           Each of the Lenders agree to use reasonable efforts to cooperate with one another in the realization upon and/or liquidation of the assets of Company constituting Collateral following an Event of Default, and to promptly advise the Collateral  Agent with respect to the Collateral and all other Lenders of any actions taken with respect thereto, provided, however, that no Lender shall, enter into any modification or amendment of any agreements that would (i) extend the term of the Lenders’ Indebtedness, (ii) increase the applicable rate of interest payable by the Company thereunder, or (iii) increase the amount of the Company's indebtedness thereunder, without the prior written approval of a Majority in Interest of all of the Lenders.

5.           Power of Attorney.

(a)           To effectuate the terms and provisions hereof, the Lenders hereby appoint the Collateral Agent as their attorney-in-fact (and the Collateral Agent hereby accepts such appointment) for the purpose of carrying out the provisions of this Agreement including, without limitation, taking any action on behalf of, or at the instruction of, the Majority in Interest at the written direction of the Majority in Interest and executing any consent authorized pursuant to this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable (and lawful) to accomplish the purposes hereof.

(b)           All acts done under the foregoing authorization are hereby ratified and approved and neither the Collateral Agent nor any designee nor agent thereof shall be liable for any acts of commission or omission, for any error of judgment, for any mistake of fact or law except for acts of gross negligence or willful misconduct.

(c)           This power of attorney, being coupled with an interest, is irrevocable while this Agreement remains in effect.

6.           Expenses of the Collateral Agent.  The Lenders shall pay any and all reasonable costs and expenses incurred by the Collateral Agent, including, without limitation, reasonable costs and expenses relating to all waivers, releases, discharges, satisfactions, modifications and amendments of this Agreement, the administration and holding of the Collateral, insurance expenses, and the enforcement, protection and adjudication of the parties' rights hereunder by the Collateral Agent, including, without limitation, the reasonable disbursements, expenses and fees of the attorneys the Collateral Agent may retain, if any, each of the foregoing in proportion to their holdings of the Notes.

7.           Reliance on Documents and Experts.  The Collateral Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, statement, paper, document, writing or communication (which may be by telegram, cable, telex, telecopier, or telephone) reasonably believed by it to be genuine and to have been signed, sent or made by the proper person or persons, and upon opinions and advice of its own legal counsel, independent public accountants and other experts selected by the Collateral Agent.

8.           Duties of the Collateral Agent; Standard of Care.

(a)           The Collateral Agent's only duties are those expressly set forth in this Agreement, and the Collateral Agent hereby is authorized to perform those duties in accordance with commercially reasonable practices.  The Collateral Agent may exercise or otherwise enforce any of its rights, powers, privileges, remedies and interests under this Agreement and applicable law or perform any of its duties under this Agreement by or through its officers, employees, attorneys, or agents.

(b)           The Collateral Agent shall act in good faith and with that degree of care that an ordinarily prudent person in a like position would use under similar circumstances.

(c)           Any funds held by the Collateral Agent hereunder need not be segregated from other funds except to the extent required by law.  The Collateral Agent shall be under no liability for interest on any funds received by it hereunder.

9.           Resignation.  The Collateral Agent may resign and be discharged of its duties hereunder at any time by giving written notice of such resignation to the other parties hereto, stating the date such resignation is to take effect.  Within five (5) days of the giving of such notice, a successor collateral agent shall be appointed by the Majority in Interest; provided, however, that if the Lenders are unable so to agree upon a successor within such time period, and notify the Collateral Agent during such period of the identity of the successor collateral agent, the successor collateral agent may be a person designated by the Collateral Agent, and any and all fees of such successor collateral agent shall be the joint and several obligation of the Lenders.  The Collateral Agent shall continue to serve until the effective date of the resignation or until its successor accepts the appointment and receives the Collateral held by the Collateral Agent but shall not be obligated to take any action hereunder.  The Collateral Agent may deposit any Collateral with the District Court of the State of Colorado for the County of Arapahoe or any such other court in Colorado State that accepts such Collateral.

10.           Exculpation.  The Collateral Agent and its officers, employees, attorneys and agents, shall not incur any liability whatsoever for the holding or delivery of documents or the taking of any other action in accordance with the terms and provisions of this Agreement, for any mistake or error in judgment, for compliance with any applicable law or any attachment, order or other directive of any court or other authority (irrespective of any conflicting term or provision of this Agreement), or for any act or omission of any other person engaged by the Collateral Agent in connection with this Agreement, unless occasioned by the exculpated person's own gross negligence or willful misconduct; and each party hereto hereby waives any and all claims and actions whatsoever against the Collateral Agent and its officers, employees, attorneys and agents, arising out of or related directly or indirectly to any or all of the foregoing acts, omissions and circumstances.

11.           Indemnification.  The Lenders hereby agree to indemnify, reimburse and hold harmless the Collateral Agent and its directors, officers, employees, attorneys and agents, jointly and severally, from and against any and all claims, liabilities, losses and expenses that may be imposed upon, incurred by, or asserted against any of them, arising out of or related directly or indirectly to this Agreement or the Collateral, except such as are occasioned by the indemnified person's own gross negligence or willful misconduct.

12.           Miscellaneous.

(a)           Rights and Remedies Not Waived.  No act, omission or delay by the Collateral Agent shall constitute a waiver of the Collateral Agent's rights and remedies hereunder or otherwise.  No single or partial waiver by the Collateral Agent of any default hereunder or right or remedy that it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.

(b)           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado without regard to conflicts of laws that would result in the application of the substantive laws of another jurisdiction.

(c)           Waiver of Jury Trial and Setoff; Consent to Jurisdiction; Etc.

(i)           In any litigation in any court with respect to, in connection with, or arising out of this Agreement or any instrument or document delivered pursuant to this Agreement, or the validity, protection, interpretation, collection or enforcement hereof or thereof, or any other claim or dispute howsoever arising, between the Collateral Agent and the Lenders or any Lender, then each Lender, to the fullest extent it may legally do so, (A) waives the right to interpose any setoff, recoupment, counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, recoupment, counterclaim or cross-claim, unless such setoff, recoupment, counterclaim or cross-claim could not, by reason of any applicable federal or state procedural laws, be interposed, pleaded or alleged in any other action; and (B) WAIVES TRIAL BY JURY IN CONNECTION WITH ANY SUCH LITIGATION AND ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  EACH LENDER AGREES THAT THIS SECTION 11(c) IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGE THAT THE COLLATERAL AGENT WOULD NOT ENTER THIS AGREEMENT IF THIS SECTION 11(c) WERE NOT PART OF THIS AGREEMENT.

(ii)           Each Lender irrevocably consents to the exclusive jurisdiction of any State or Federal Court located within the County of  Arapahoe, State of  Colorado, in connection with any action or proceeding arising out of or relating to this Agreement or any document or instrument delivered pursuant to this Agreement or otherwise.  In any such litigation, each Lender waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agree that the service thereof may be made by certified or registered mail directed to such Lender at its address for notice determined in accordance with Section 12(e) hereof.  Each Lender hereby waives, to the fullest extent it may effectively do so, the defenses of forum non conveniens and improper venue.

(d)           Admissibility of this Agreement.  Each of the Lenders agrees that any copy of this Agreement signed by it and transmitted by telecopier for delivery to the Collateral Agent shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

(e)           Address for Notices. Any notice or other communication under the provisions of this Agreement shall be given in writing and delivered in person, by reputable overnight courier or delivery service, by facsimile machine (receipt confirmed) with a copy sent by first class mail on the date of transmissions, or by registered or certified mail, return receipt requested, directed to such party’s addresses set forth below (or to any new address of which any party hereto shall have informed the others by the giving of notice in the manner provided herein):

In the case of the Collateral Agent, to:

[Collateral Agent Name and Address]

With a copy by telecopier only to:

David H. Drennen, Esq.
PO Box 1263
Shepherdstown, WV 25443
Fax:  (815) 377-3592

In the case of the Lenders, to:

To the address and telecopier number set forth on
Schedule A hereto.

In the case of Debtors, to:

AeroGrow International, Inc.
6075 Longbow Drive # 200
Boulder, CO  80301

With a copy by telecopier only to:

Clifford L. Neuman, Esq.
Clifford L. Neuman, P.C.
Temple-Bowron House
1507 Pine Street
Boulder, CO 80302
Fax: (303) 449-1045

(f)           Amendments and Modification; Additional Lender.  No provision hereof shall be modified, altered, waived or limited except by written instrument expressly referring to this Agreement and to such provision, and executed by the parties hereto.  Any transferee of a Note who acquires a Note after the date hereof will become a party hereto by signing the signature page and sending an executed copy of this Agreement to the Collateral Agent and receiving a signed acknowledgement from the Collateral Agent.

(g)           Fee.  Upon the occurrence of an Event of Default, the Lenders collectively shall pay the Collateral Agent all fees to be paid to the Collateral Agent by the Lenders for services rendered pursuant to this Agreement.  All payments due to the Collateral Agent under this Agreement including reimbursements must be paid when billed.  The Collateral Agent may refuse to act on behalf of or make a distribution to any Lender who is not current in payments to the Collateral Agent.  Payments required pursuant to this Agreement shall be pari passu to the Lenders' interests in the Notes.  The Collateral Agent is hereby authorized to deduct any sums due the Collateral Agent from Collateral in the Collateral Agent's possession.

(h)            Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

(i)           Successors and Assigns.  Whenever in this Agreement reference is made to any party, such reference shall be deemed to include the successors, assigns, heirs and legal representatives of such party.  No party hereto may transfer any rights under this Agreement, unless the transferee agrees to be bound by, and comply with all of the terms and provisions of this Agreement, as if an original signatory hereto on the date hereof.

(j)           Captions: Certain Definitions.  The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.  As used in this Agreement the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

(k)           Severability.  In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

(l)           Entire Agreement.  This Agreement contains the entire agreement of the parties and supersedes all other agreements and understandings, oral or written, with respect to the matters contained herein.

(m)           Schedules.  The Collateral Agent is authorized to annex hereto any schedules referred to herein.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Agent Agreement to be signed, by their respective duly authorized officers or directly, as of the date first written above.

“LENDERS”

______________________________________                                                                                                _______________________________________

_______________________________________                                                                                                _______________________________________

“COLLATERAL AGENT”

_____________________________________

Acknowledged:

AEROGROW INTERNATIONAL, INC.

By:__________________________________

This Collateral Agent Agreement may be signed by facsimile signature and delivered by confirmed facsimile transmission.

SCHEDULE A TO COLLATERAL AGENT AGREEMENT

LENDER	PURCHASE PRICE

TOTAL	$